EXHIBIT 32

Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

John P. McBride, President/Chief Executive Officer and Chairman of the Board and Shelley D. Miller, Executive Vice President and Chief Financial Officer of West End Indiana Bancshares, Inc. (the “Company”) each certify in their capacity as officers of the Company that they have reviewed the Annual Report of the Company on Form 10-K for the year ended December 31, 2013 and that to the best of their knowledge:

(1)	the Report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 28, 2014	/s/ John P. McBride
Date	John P. McBride
President/Chief Executive Officer and Chairman of the Board

March 28, 2014	/s/ Shelley D. Miller
Date	Shelley D. Miller
Executive Vice President and Chief Financial Officer